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              AMENDMENT NUMBER 7 TO THE SECOND STANDSTILL AGREEMENT
              -----------------------------------------------------
                            DATED APRIL 12, 1999 AND
                            ------------------------
                   AMENDMENT NUMBER 6 TO THE TOLLING AGREEMENT
                   -------------------------------------------
                              DATED APRIL 12, 1999
                              --------------------



         These Amendments dated as of September 3, 1999 are made and entered into among Vencor, Inc., a corporation organized under the laws of Delaware, for and on behalf of itself and its various subsidiaries and affiliates, including, without limitation, Vencor Operating, Inc., and for and on behalf of any of their respective successors including, without limitation, any debtor or debtor-in-possession in a bankruptcy case commenced under Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") or any trustee appointed in any such case (collectively, "Vencor"); and Ventas, Inc., a corporation organized under the laws of Delaware, for and on behalf of itself and its various subsidiaries and affiliates, including, without limitation, Ventas Realty, Limited Partnership, and for and on behalf of any of their respective successors including, without limitation, any debtor or debtor-in-possession in a bankruptcy case commenced under the Bankruptcy Code or any trustee appointed in any such case (collectively, "Ventas").

         Morgan Guaranty Trust Company of New York (the "Collateral Agent") is a signatory hereto for the sole purpose of providing the confirmations and agreements referred to in paragraph 1 hereof.

         WHEREAS, Vencor and Ventas are in the process of attempting to resolve any and all existing and potential claims that Vencor has asserted or might in the future assert against Ventas (the "Vencor Claims"), the validity of which Ventas has disputed, and any and all existing and potential claims that Ventas has asserted or might in the future assert against Vencor (the "Ventas Claims"), the validity of which Vencor has disputed (the Vencor Claims and the Ventas Claims are collectively referred to herein as the "Claims");

         WHEREAS, to that end Vencor and Ventas are parties to that certain Second Standstill Agreement dated April 12, 1999 (as modified and amended to date, the "Second Standstill Agreement") and that certain Tolling Agreement dated April 12, 1999 (as modified and amended to date, the "Tolling Agreement");

         WHEREAS, on Thursday, August 5, 1999, by agreement of the parties, Ventas was deemed to have delivered five notices of non-payment of rent (the "August Non-Payment

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Notices") pursuant to paragraph 16.1(b) of the agreements referenced in the first paragraph of each of the August Non-Payment Notices, such agreements being collectively defined in the Second Standstill Agreement as the Five Leases;

         WHEREAS, the parties hereto wish to extend the cure period referred to in Section 16.1 of the Five Leases with respect to the August Non-Payment Notices, to extend certain other deadlines, to specify the cure period referred to in the September Non-Payment Notices (as defined below), and to agree to certain other matters to permit continued discussions concerning a consensual resolution of their differences, subject to the conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and other good cause and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


Extension of the Second Standstill Period and the Cure Period in the Five Leases

    1. The fifth numbered paragraph of the Second Standstill Agreement shall be deleted and replaced with the following paragraph:

    (a) Other than (i) Ventas' delivery on Friday May 7, 1999, after 5:00 p.m., by letters of T. Richard Riney, Vice President and General Counsel of Ventas, of five notices of non-payment of rent (the "May Non-Payment Notices") (which are now moot as a result of Vencor's payment of Rent for the month of May 1999, in the manner agreed to by the parties);
         (ii) the deemed delivery by Ventas of notices of non-payment of rent as a result of Vencor's non-payment or late payment of rent under the Five Leases for the month of June 1999 (the "June Non-Payment Notices") (which are now moot as a result of Vencor's payment of Rent for the month of June 1999, in the manner agreed to by the parties); (iii) the deemed delivery by Ventas of notices of non-payment of rent as a result of Vencor's non-payment or late payment of rent under the Five Leases for the month of July 1999 (the "July Non-Payment Notices") (which are now moot as a result of Vencor's payment of Rent for the month of July 1999, in the manner agreed to by the parties); (iv) the deemed delivery by Ventas of similar notices of non-payment of rent as a result of Vencor's non-payment or late payment of rent under the Five Leases for the month of August 1999 (the "August Non-Payment Notices"); and (v) the deemed delivery by Ventas of similar notices of non-payment of rent as a result of Vencor's non-payment or late payment of rent under the Five Leases for the month of September 1999 (the "September Non-Payment Notices"); during the period from the date of the Second Standstill Agreement, April 12, 1999, through and including the earlier



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         of (A) the commencement by or against Vencor, as debtor, of a voluntary or involuntary bankruptcy case under Title 11 of the United States
         Code, or (B) 5:00 p.m. Eastern Daylight Savings Time on September 9, 1999 (such period being referred to herein as the "Second Standstill Period"), neither Vencor nor Ventas will file, commence, serve, or otherwise initiate any civil action, arbitration proceeding, or other similar action, litigation, case, or proceeding of any kind, character, or nature whatsoever (an "Action") against the other or any third party, including, without limitation, any of Vencor's or Ventas' current or former officers, directors, or employees, arising from or relating to the Reorganization Agreement, any Ancillary Agreement, or any of the Five Leases, or with respect to the various disputes identified in Vencor's March 18, 1999 letter; nor shall Ventas exercise any rights or remedies it may have against Vencor under any of the Five Leases (including the giving of notices of termination pursuant to Section 16.1 of the Five Leases or any of them) based on Vencor's late payment of the Rent (as that term is defined in the Five Leases) due under the Five Leases, or based on any default arising from or related to the disclosures made by Vencor to Ventas commencing on or about
         March 30 and March 31, 1999 and continuing to the date hereof.

    (b)  [intentionally left blank]

    (c) If Vencor or the Leasehold Mortgagee (as defined in the Five Leases) pays the Rent for the month of August 1999 prior to 5:00 p.m. Eastern Daylight Savings Time on September 14, 1999, then such payment shall be deemed to be a timely cure, within the meaning of Section 16.1 of the Five Leases and the August Non-Payment Notices, and that, in such event, no Event of Default (as that term is used in the August Non-Payment Notices and defined in the Five Leases) shall have occurred with respect to the late payment or non-payment of Rent for the month of August 1999. Notwithstanding anything to the contrary contained herein, Ventas shall not send a notice of termination pursuant to paragraph 16.1 of the Five Leases, or any of them, based upon Vencor's non-payment or late payment of Rent for the month of August 1999 so long as Vencor or the Leasehold Mortgagee has a right to cure or has cured such non-payment or late payment of Rent for the month of August 1999. This subparagraph 5(c) shall only apply to the August Non-Payment Notices and to the non-payment or late payment of the August 1999 Rent under the Five Leases.

    (d) The Collateral Agent hereby confirms to Ventas and Vencor that it is the collateral agent for the Leasehold Mortgagee and that it is authorized to make the confirmations and agreements contained herein. Ventas, Vencor, and the Collateral Agent (for and on behalf of the Leasehold Mortgagee) confirm and agree that the period of time within which Vencor or the Leasehold Mortgagee is entitled to cure the failure of Vencor to pay Rent for the month of August 1999 under this agreement and the Five Leases in order to prevent a termination of the Five Leases will expire at 5:00 p.m. Eastern Daylight Savings Time on September 14, 1999.





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    (e)  Ventas, Vencor and the Collateral Agent hereby agree that (i) the June
         Non-Payment Notices, copies of which are attached hereto as Exhibits A through E, are hereby deemed for all purposes to have been given by Ventas and received by Vencor and the Collateral Agent as of June 6, 1999 without need for any further act or delivery by Ventas, (ii) the July Non-Payment Notices, copies of which are attached hereto as Exhibits F through J, are hereby deemed for all purposes to have been given by Ventas and received by Vencor and the Collateral Agent on and as of July 6, 1999, (iii) the August Non-Payment Notices, copies of which are attached hereto as Exhibits K through O, are hereby deemed for all purposes to have been given by Ventas and received by Vencor and the Collateral Agent on and as of August 5, 1999, and (iv) the September Non-Payment Notices, which will be provided by Ventas and be substantially in the form of the August Non-Payment Notices, are to be attached hereto as Exhibits P through T, are hereby deemed for all purposes to have been given by Ventas and received by Vencor and the Collateral Agent on and as of September 3, 1999, without need for any further act or delivery by Ventas (except for delivery of Exhibits P through T).

    (f) Ventas further agrees that if Vencor or the Leasehold Mortgagee pays the Rent for the month of September 1999 on or before September 14, 1999, at 5:00 p.m. Eastern Daylight Savings Time, then such payment shall be deemed to be a timely cure, within the meaning of Section 16.1 of the Five Leases and the September Non-Payment Notices, and that, in such event, no Event of Default (as that term is used in the September Non-Payment Notices and defined in the Five Leases) shall have occurred with respect to the late payment or non-payment of Rent for the month of September 1999. Notwithstanding anything to the contrary contained herein, Ventas shall not send a notice of termination pursuant to paragraph 16.1 of the Five Leases, or any of them, based upon Vencor's non-payment or late payment of Rent for the month of September 1999 so long as Vencor or the Leasehold Mortgagee has a right to cure or has cured such non-payment or late payment of Rent for the month of September 1999. This subparagraph 5(f) shall only apply to the September Non-Payment Notices and to the non-payment or late payment of the September 1999 Rent under the Five Leases.

    (g) Ventas, Vencor, and the Collateral Agent (for and on behalf of the Leasehold Mortgagee) confirm and agree that the period of time by which Vencor or the Leasehold Mortgagee is entitled to cure the failure of Vencor to pay Rent for the month of September 1999 under this Amendment and the Five Leases in order to prevent a termination of the Five Leases will expire at 5:00 p.m. Eastern Daylight Savings Time on September 14, 1999.

Amendment to Tolling Agreement

    2. The first numbered paragraph of the Tolling Agreement shall be deleted and replaced with the following paragraph:





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         Any Vencor Claim, including, without limitation, those arising or available under the Bankruptcy Avoidance Provisions (defined below) that Vencor could otherwise assert against Ventas if Vencor were a debtor in a case under the Bankruptcy Code commenced on April 12, 1999, and whether arising under the Bankruptcy Code or under other applicable federal or state law, shall not be prejudiced, impaired, or waived by Vencor's failure to commence such a bankruptcy case, and any and all statutes of limitations, repose, or other legal or equitable constraints on the time by which such a bankruptcy case or pleading initiating any Vencor Claim (including, without limitation, a cause of action under ss. 548 of the Bankruptcy Code) shall be tolled during the period of time from April 12, 1999 to and including the earlier of (i) 5:00 p.m. Eastern Daylight Savings Time on September 9, 1999, or (ii) the earlier time and date on which the Second Standstill Period (as defined in the Second Standstill Agreement) shall automatically terminate as a result of Vencor's nonpayment or late payment of rent or failure to deliver certain reports (as provided for in paragraph 5 of the Second Standstill Agreement, the provisions of which are hereby incorporated by reference) (the "Tolling Period"). For all purposes herein, both the first and last day of the Tolling Period shall be deemed to be contained in the Tolling Period.

         [Remainder of Page Intentionally Left Blank].











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Counterparts

    3. These Amendments may be executed in one or more counterparts and by facsimile, each of which counterparts shall be deemed an original hereof, but all of which together shall constitute one agreement.

Choice of Law

    4. These Amendments adopt the ninth numbered paragraph of the Second Standstill Agreement as the choice of law provision for these Amendments.

CONFIRMED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN BY:

VENCOR, INC.                            VENTAS, INC.


By: /s/ Richard A. Schweinhart          By: /s/ T. Richard Riney
    ------------------------------          ------------------------------
    Name:  Richard A. Schweinhart         Name:  T. Richard Riney
    Title: Senior Vice President and      Title: Vice President
           Chief Financial Officer



MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, as Collateral Agent for the
Leasehold Mortgagee


By: /s/ Unn Boucher
    ------------------------------
    Name:  Unn Boucher
    Title: Vice President




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